UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 17, 2011
The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)
(850) 588-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 17, 2011, The St. Joe Company (the “Company”) held its 2011 Annual Meeting of Shareholders. At the 2011 Annual Meeting of Shareholders, the shareholders voted on (i) the election of eight director nominees (Proposal 1), (ii) the approval, on an advisory (non-binding) basis, of the Company’s executive compensation programs and policies as described in the Company’s 2011 Proxy Statement (Proposal 2), (iii) the approval, on an advisory (non-binding) basis, of the frequency of future votes on executive compensation (Proposal 3), and (iv) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year (Proposal 4). The results of the votes are set forth below.
Proposal 1
     The shareholders voted in favor of the election of the following director nominees for a term of office expiring at the next Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote

Bruce R. Berkowitz	74,886,459	188,779	41,940	11,158,060
Charles J. Crist, Jr.	74,768,309	303,111	45,758	11,158,060
Hugh M. Durden	74,609,611	458,633	48,934	11,158,060
Thomas A. Fanning	74,201,928	867,858	47,392	11,158,060
Charles M. Fernandez	74,863,847	205,524	47,807	11,158,060
Howard S. Frank	74,853,951	217,117	46,110	11,158,060
Delores M. Kesler	74,562,360	504,181	50,637	11,158,060
Thomas P. Murphy, Jr.	74,841,113	228,966	47,099	11,158,060
Proposal 2
     The shareholders voted in favor of approving, on an advisory (non-binding) basis, the Company’s executive compensation programs and policies as described in the Company’s 2011 Proxy Statement.

For	Against	Abstain	Broker Non-Vote

24,755,105	16,954,785	7,101,964	37,442,331
Proposal 3
     The shareholders voted in favor of approving, on an advisory (non-binding) basis, a frequency of every year for a shareholder vote on executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote

60,207,240	160,455	11,751,420	2,998,063	11,158,060

Proposal 4
     The shareholders voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

For	Against	Abstain

85,965,663	232,585	76,990

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY
By:	/s/ Janna L. Connolly
Janna L. Connolly
Senior Vice President and Chief Financial Officer

Date: May 23, 2011